Exhibit 1.1

ADESA, INC.

6,250,000 Shares

Common Stock
($.01 Par Value)

UNDERWRITING AGREEMENT

June 16, 2004

UNDERWRITING AGREEMENT

June 16, 2004

UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated
as Representatives of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

ADESA, Inc., a Delaware corporation (the “Company”), an indirect wholly-owned subsidiary of ALLETE, Inc., a Minnesota corporation (“ALLETE”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 6,250,000 shares (the “Firm Shares”) of common stock, $0.01 par value (the “Common Stock”) of the Company, in the respective amounts set forth under the caption “Firm Shares” in Schedule A.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 937,000 shares of Common Stock (the “Additional Shares”) in the respective amounts set forth under the caption “Additional Shares” in Schedule A.  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus, which is referred to below.

Subsequent to the Company’s offering of the Shares, ALLETE intends to distribute its remaining equity in the Company to its stockholders as described in the Prospectus (as defined herein) (the “Spin-off”).  In connection with the Spin-off, the Company will enter the agreements listed in Schedule B hereto with ALLETE prior to the completion of this offering relating to the separation of its business operations from ALLETE.  These agreements and the other agreements and instruments entered into in connection with the Spin-off and the offering of the Shares are collectively referred to herein as the “Transaction Documents.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-113499) including a prospectus, relating to the Shares.  The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses  (each being herein called a “Preliminary Prospectus”) relating to the Shares.  Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.”  As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $22.32 per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 21, 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

2

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any such Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, each Preliminary Prospectus and the Prospectus;

(b)           as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

3

(c)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d)           the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e)           the Company has no subsidiaries (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”)) other than those listed in Schedule C hereto (collectively, the “Subsidiaries”); the Company owns either directly or indirectly the percentage of the outstanding equity interests of each of the Subsidiaries; other than the equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation, partnership agreements or similar organizational documents, as the case may be, and the by-laws of the Company, if applicable, and the Subsidiaries and all amendments thereto have been made available to you or your counsel, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(e)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f)            the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g)           the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

4

(h)           this Agreement has been duly authorized, executed and delivered by the Company;

(i)            neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter, by-laws or other organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected except in the case of clause (B), for such defaults that would not result in a Material Adverse Effect; and, assuming the consummation of the Liability Management Transactions (defined below) prior to the date on which the Spin-off occurs, the execution, delivery and performance of this Agreement and the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and by the Transaction Documents will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for such conflicts, breaches or defaults that would not result in a Material Adverse Effect; “Liability Management Transactions” means (A) redemption in full of the following debt issues:  (i) ADESA Corporation 7.7% Senior Notes, Series A, due 2006 and (ii) ADESA Corporation 8.10% Senior Notes, Series B, Due 2010, (B) repayment in full of the following debt issues:  (i) a note payable in the amount of $45 million relating to the Company’s used vehicle auction facility locate in Tracy, California, (ii) a note payable in the amount of $28.4 million relating to the Company’s used vehicle auction facilities located in Boston, Massachusetts, Charlotte, North Carolina and Knoxville, Tennessee and (iii) a note payable to Interstate Auto Auction in the amount of $1.8 million; (C) consents relating to the following documents:  (i) Master Lease Agreement, dated December 4, 2001, between LaSalle National Leasing Corporation and ADESA Corporation, (ii) Revolving Credit Agreement, dated January 19, 2001, between Automotive Recovery Services, Inc. and Fleet National Bank, (iii) Amended and Restated Credit Agreement, dated as of July 25, 2003, between ADESA Corporation and Bank One, N.A., and (iv) Revolving Loan Agreement, dated as of November 14, 2000, by and between A&H, LLC and Suntrust Bank; and (D) refinancing of the Automotive Finance Corporation Receivables Facility.

(j)            no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby or by the Transaction Documents other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

5

(k)           except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l)            each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to obtain such licenses, authorizations, consents or approvals would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m)          all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(n)           except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(o)           PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(p)           the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for

6

the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the assumptions used in the preparation of any pro forma financial data included in the Registration Statement and the Prospectus are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

(q)           subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r)            the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each holder of the Company’s Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or any warrant or other right to purchase Common Stock or any such security;

(s)           the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)            the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except (i) as disclosed in the Registration Statement and the Prospectus, or (ii) as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; all the property material to the Company and described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(u)           the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material

7

Adverse Effect (collectively, “Intellectual Property”); except for matters which would have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property that is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property; (iii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company,  threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that could form a reasonable basis for any such claim; (vi) to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the knowledge of the Company, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(v)           neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(w)          the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as specifically disclosed in the Registration Statement and Prospectus, there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement and Prospectus, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating

8

to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(x)            all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided and those which would not have a Material Adverse Effect;

(y)           the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses except where the failure to be so insured would not have a Material Adverse Effect; all such insurance is fully in force on the date hereof and, to the Company’s knowledge, will be fully in force at the time of purchase and any additional time of purchase;

(z)            neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which resulted in a Material Adverse Effect;

(aa)         except as disclosed in the Registration Statement and the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and, except as disclosed in the Registration Statement and the Prospectus, no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(bb)         the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc)         the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure

9

controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(dd)         the Company has provided you or your counsel with access to true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ee)         any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ff)           neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(gg)         neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(hh)         to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the

10

Shares shall be deemed to be a representation and warranty by the Company or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualification in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)           if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto have become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in accordance with such Rule);

(d)           to advise you promptly of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e)           subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as

11

the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f)            if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g)           to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h)           to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than September 15, 2005;

(i)            to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j)            to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including, if requested, all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)           to make available to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and (iii) copies of documents or reports filed with any national securities exchange on which the Shares are listed, except, in each case, to the extent such materials are available online from the Commission’s EDGAR system or otherwise;

(l)            to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

12

(m)          to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on The New York Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants, which consultants are engaged with the consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;

(o)           not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding or to be outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (iv) Common Stock to be issued pursuant to one or more acquisitions not to exceed 625,000 shares in the aggregate, and (v) the issuance of Common Stock in connection with the Spin-off;

(p)           to use its best efforts to cause the Common Stock to be listed on the New York Stock Exchange; and

13

(q)           to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5.             Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder or the failure to satisfy the condition precedent described in Section 6(c), the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable, documented fees and disbursements of their counsel.

6.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, opinions of Skadden, Arps, Slate, Meagher & Flom LLP, Kaplan, Strangis and Kaplan, P.A., and Karen Turner, Esq. addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance reasonably satisfactory to Cahill Gordon & Reindel LLP, counsel for the Underwriters, and in the forms set forth in Exhibit B, Exhibit C and Exhibit D hereto, respectively.

(b)           You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representatives.

(c)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Representatives.

(d)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

(e)           The Registration Statement shall become effective not later than 5:30 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(f)            Prior to the time of purchase and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

14

(g)           Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(h)           The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit E hereto.

(i)            You shall have received signed Lock-Up Agreements referred to in Section 3(r) hereof.

(j)            The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(k)           The Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives or any group of Underwriters (which shall include the Representatives) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Representatives’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an

15

affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company  under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any defaulting or non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the

16

Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares concerned, to the extent that any such loss, damage, expense, liability or claim of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction that (w) the Company had previously furnished sufficient copies of the Prospectus to such Underwriter, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, except to the extent the Company shall not have otherwise learned of such Proceeding and such omission results in the forfeiture by the Company of substantial rights and defenses.  Such Underwriter or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different

17

from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional

18

to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were

19

treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)           The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

10.           Information Furnished by the Underwriters.  The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the 5th, 7th, 8th, 9th, 10th, 11th and 14th paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:  Syndicate Department and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Four World Financial Center, 250 Vesey Street, New York, N.Y. 10080-1324, Attention: Parker Weil, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, N.Y. 10005, Attention: Richard E. Farley, Esq.; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 310 96th Street, Suite 400, Indianapolis, I.N. 46240-3736, Attention:  Chief Financial Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, N.Y. 10036-3000, Attention: Stacy J. Kanter, Esq. and with a copy to Kaplan, Strangis and Kaplan, P.A., 5500 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, Attention:  James C. Melville, Esq.

12.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York,

20

which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party.  Each of the Representatives and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17.           Miscellaneous.  UBS, an indirect wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

21

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

ADESA, INC.

By:	/s/ Cameron Hitchcock
Title: Vice President and Chief Financial Officer

22

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	UBS SECURITIES LLC

By:	/s/ Walter Hulse
Title: Managing Director

By:	/s/ Andrew Sinclair
Title: Associate Director

23

SCHEDULE A

Underwriter	Number of Firm Shares	Number of Additional Shares

UBS Securities LLC	2,187,500	328,125

Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,187,500	328,125

Banc of America Securities LLC	343,750	51,563

Harris Nesbitt Corp.	312,500	46,875

KeyBanc Capital Markets, & Division of McDonald Investments Inc.	312,500	46,875

SunTrust Capital Markets, Inc.	437,500	65,625

Harrington Research Associates, LLC	171,875	25,781

Janney Montgomery Scott LLC	156,250	23,437

Stifel, Nicolaus & Company, Incorporated	140,625	21,094

Total	6,250,000	937,500

Exhibit A

ADESA, INC.

Common Stock

($.01 Par Value)

June 15, 2004

UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated
As Representatives of the several Underwriters

c/o               UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by ADESA, Inc. (the “Company”) and you, as Representatives (the “Representatives”) of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (c) on death by will or intestacy, (d) dispositions to the undersigned’s immediate family or to any trust, partnership or other entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust, partnership or other entity agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (d) pursuant to a court order or settlement agreement approved by a court of competent jurisdiction.

A-1

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

A-2

Exhibit B

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

June 21, 2004

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

UBS Securities LLC

299 Park Avenue

New York, New York 10171

as Representatives of the several Underwriters listed on Schedule A to the Underwriting Agreement

Re: ADESA, Inc. Initial Public Offering

Ladies and Gentlemen:

We have acted as special counsel to ALLETE, Inc., a Minnesota corporation (the “Parent”), in connection with the Underwriting Agreement, dated June 15, 2004 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”), and ADESA, Inc., a Delaware corporation (the “Company”), relating to the sale by the Company to the Underwriters of (a) 6,250,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (b) up to an additional 937,500 shares of Common Stock (the “Option Shares”) at the Underwriters’ option, to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished pursuant to Section 7(a) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)                                  the registration statement on Form S-1 (File No. 333-113499) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2004 under the Securities Act of 1933, as amended (the “Securities Act”), Pre-Effective Amendments No. 1 through No. 4 thereto (such registration statement, as so amended and declared effective, being hereinafter referred to as the “Registration Statement”);

(b)                                 the final prospectus, dated June 16, 2004, relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) of the General Regulations under the Securities Act (the “Rules and Regulations”) (such final prospectus being hereinafter referred to as the “Prospectus”);

(c)                                  an executed copy of the Underwriting Agreement;

(d)                                 the specimen certificate evidencing the Common Stock, filed as an exhibit to the Registration Statement;

(e)                                  the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(f)                                    the By-Laws of the Company, as certified by Karen C. Turner, Esq., Secretary of the Company (the “By-Laws”);

(g)                                 resolutions of the Board of Directors of the Company, adopted March 8, 2004, and resolutions of the Pricing Committee thereof, adopted June 15, 2004, as certified by Karen C. Turner, Esq., Secretary of the Company;

(h)                                 the certificate of David G. Gartzke, Chairman, President and Chief Executive Officer of the Company, and Cameron C. Hitchcock, Vice President and Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”);

(i)                                     the certificate of Karen C. Turner, Esq., Secretary of the Company, dated the date hereof;

(j)                                     copies of each of the Applicable Contracts (as defined below);

(k)                                  a certificate, dated June 17, 2004, and a facsimile bringdown thereof, dated June 21, 2004, from the Secretary of State of the State of Delaware as to the Company’s existence and good standing in such jurisdiction (collectively, the “Delaware Certificates”);

(l)                                     certificates (the “Company Good Standing Certificates”) from public officials in the jurisdictions listed on Schedule I hereto as to the status of the Company in each such jurisdiction; and

(m)                               certificates (the “Subsidiary Good Standing Certificates”) from public officials in the jurisdictions listed on Schedule II hereto as to the status of each subsidiary of the Company listed on Schedule II hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) in each such jurisdiction.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Parent and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the

Company and others and of public officials, including the facts set forth in the Company’s Certificate.

As used herein, (i) “Applicable Contracts” means those agreements and instruments identified in Schedule III hereto; (ii) “Applicable Laws” means the General Corporation Law of the State of Delaware (the “DGCL”) and those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified on Schedule IV hereto.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)                                  the opinion set forth in paragraph 1 below with respect to the valid existence and good standing of the Company is based solely upon the Delaware Certificates;

(b)                                 the opinion set forth in paragraph 2 below is based solely upon the Company Good Standing Certificates;

(c)                                  the opinion set forth in paragraph 3 is based solely upon the Subsidiary Good Standing Certificates;

(d)                                 in rendering the opinion set forth in paragraph 6 below, we have assumed that the certificate evidencing the Securities will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock;

(e)                                  we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Underwriting Agreement (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);

(f)                                    in rendering the opinion set forth in paragraph 11 below, we have assumed that the certificates evidencing the Securities will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock;

(g)                                 in rendering the opinion set forth in paragraph 10 below, we have relied solely on the stock record books of the Company in determining the number of all issued and outstanding shares of capital stock of the Company and have assumed that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of all such shares has been received in full by the Company; and

(h)                                 we note that certain of the Applicable Contracts are or may be governed by laws other than the Applicable Laws; our opinions expressed herein are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

We do not express any opinion as to any laws other than Applicable Laws and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2.                                       The Company has the status set forth in Schedule I hereto set forth opposite the jurisdictions listed in Schedule I hereto.

3.                                       Each of the Subsidiaries has the status set forth in Schedule II hereto set forth opposite the jurisdictions listed in Schedule II hereto.

4.                                       The Company has the corporate power and corporate authority to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby.

5.                                       The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.                                       The Securities have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation or the By-Laws or any Applicable Contract.

7.                                       The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, do not and will not (i) conflict with the Certificate of Incorporation or By-Laws, (ii) constitute a violation of, or a breach or default under (nor constitute any event, which with notice, lapse of time or both, would result in any breach of or constitute a default under), the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement or the consummation of the transactions contemplated thereby, including the issuance and sale of the Securities, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

8.                                       No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

9.                                       To our knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as required.

10.                                 The Company has authority to issue 500,000,000 shares of Common Stock and 500,000 shares of preferred stock (the “Authorized Capital Stock”). The 88,600,000 shares of Common Stock shown by the Company’s stock record books as being issued and outstanding immediately prior to the date hereof (the “Issued Common Stock”) have been duly authorized and are validly issued and are fully paid and non-assessable. Except as described in the Prospectus, the Authorized Capital Stock, including the Issued Common Stock, is free and clear of any preemptive rights or any similar rights arising under the Certificate of Incorporation, the By-Laws or the Applicable Contracts.

11.                                 The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the Certificate of Incorporation and By-Laws, the DGCL and the rules of the New York Stock Exchange.

12.                                 The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940.

13.                                 The statements in the Prospectus under the caption “Description of Capital Stock” and “The Transactions,” insofar as such statements purport to summarize certain provisions of the Certificate of Incorporation, the By-Laws and the Applicable Contracts, fairly summarize such provisions in all material respects.

14.                                 The statements in the Prospectus under the caption “Certain United States Federal Tax Consequences to Non-United States Holders,” insofar as such statements purport to summarize certain provisions of the U.S. Internal Revenue Code of 1986, as amended, and applicable Treasury regulations issued thereunder referred to therein, fairly summarize such provisions in all material respects.

This letter is furnished only to you as representatives of the Underwriters and is solely for your benefit and the benefit of the other Underwriters’ in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation or other similar transaction).

Very truly yours,

Schedule I

Jurisdiction	Certificate	Corporate Status
Indiana	Certificate of Authorization	authorized to transact business

Schedule II

Company	Jurisdiction	Certificate	Corporate Status
ADESA California, LLC	California	Certificate of Good Standing	Good Legal Standing
		Franchise Tax Board	Good Standing
ADESA Properties Canada Inc.	Delaware	Certificate of Secretary of State	Good Standing
ADESA Properties, Inc.	Delaware	Certificate of Secretary of State	Good Standing
ADESA Texas, Inc.	Texas	Certificate of Secretary of State	Articles of Incorporation and other documents are filed
		Certificate of Account Status	Good Standing
Auto Dealers Exchange of Concord, LLC	Massachusetts	Certificate of Secretary of the Commonwealth	Legal Existence
ADESA Arkansas, LLC	Delaware	Certificate of Secretary of State	Duly Formed, Good Standing

Schedule III

Applicable Contracts

Underwriting Agreement relating to the initial public offering of ADESA, Inc.’s 7 5/8 % Senior Subordinated Notes due 2012, dated as of June 16, 2004, by and among ADESA, Inc., UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Indenture, dated as of June 21, 2004 between ADESA, Inc. and LaSalle Bank, National Association, as trustee.

Agreement and Plan of Merger, dated as of May 24, 2004, between ADESA Corporation and ADESA, Inc.

Participation Agreement, dated as of March 31, 2000, among Asset Holdings III, L.P., as Lessor, ADESA Corporation, as Lessee, SunTrust Bank, as Credit Bank, and Cornerstone Funding Corporation I, as Issuer.

Lease Agreement, dated as of March 31, 2000, between Asset Holdings III, L.P., as Lessor, and ADESA Corporation, as Lessee.

Reimbursement Agreement, dated as of March 31, 2000, between SunTrust Bank, as Credit Bank, and Asset Holdings III, L.P., as Lessor.

Appendix I to Participation Agreement, Lease Agreement and Reimbursement Agreement, all which are dated as of March 31, 2000, relating to the Lease Financing for ADESA Corporation Auto Auction Facilities.

Assignment of Lease and Rents (without Exhibit A) entered into as of March 31, 2000, by and between Asset Holdings III, L.P., as Lessor, and SunTrust Bank, as Credit Bank

Limited Guaranty of Minnesota Power, Inc. (now ALLETE), dated as of March 31, 2000, relating to the Lease Financing for ADESA Corporation Auto Auction Facilities.

Agreement for Assignment of Partnership Interest in Asset Holdings III, L.P., dated June 30, 2003 by and among ADESA Corporation, Realty Facility Holding I, L.L.C. and Realty Facility Investments, L.L.C.

Trust Indenture between Development Authority of Fulton County and SunTrust Bank, as Trustee, dated as of December 1, 2002.

Bond Purchase Agreement, dated December 1, 2002, for the Development Authority of Fulton County Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project) Series 2002.

Lease Agreement between Development Authority of Fulton County and ADESA

Atlanta, LLC, dated as of December 1, 2002.

Amended and Restated Receivables Purchase Agreement dated as of May 31, 2002, among AFC Funding Corporation, as Seller, Automotive Finance Corporation, as Servicer, Fairway Finance Corporation, as Initial Purchaser, BMO Nesbitt Burns Corp., as Initial Agent and as Purchaser Agent for Fairway Finance Corporation and XL Capital Assurance Inc., as Insurer.

Amended and Restated Purchase and Sale Agreement dated as of May 31, 2002, between AFC Funding Corporation and Automotive Finance Corporation.

Administrative and General Services Agreement, dated April 4, 1996, between ALLETE, Inc. and ADESA Corporation.

ADESA, Inc. 2004 Equity and Incentive Plan.

ADESA, Inc. Director Compensation Plan.

ADESA, Inc. Director Compensation Deferral Plan.

Credit Agreement among ADESA, Inc., as Borrower, the Guarantors party thereto, as Subsidiary Guarantors, the Lenders party thereto and UBS Securities LLC and Merrill Lynch & Co., as Joint Lead Arrangers and Co-Bookmanagers, Bank One, N.A., General Electric Capital Corporation, Keybank National Association, Suntrust Bank and U.S. Bank National Association as Co-Documentation Agents, Merrill Lynch & Co., as Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC as Swingline Lender.

Second Amended and Restated Receivables Purchase Agreement among AFC Funding Corporation as Seller, Automotive Finance Corporation as Servicer, Fairway Finance Company, LLC and such other entities from time to time as may become Purchasers thereunder, Harris Nesbitt Corp., as the Initial Agent and as Purchaser

Agent for Fairway Finance Company, LLC and XL Capital Assurance, Inc., as Insurer.

Amendment No. 1 to Amended and Restated Purchase and Sale Agreement between AFC Funding Corporation and Automotive Finance Corporation.

Master Separation Agreement, dated as of June 4, 2004, between ALLETE, Inc. and ADESA, Inc.

Tax Sharing Agreement, dated as of June 4, 2004, between ALLETE, Inc. and ADESA, Inc.

Employee and Director Matters Agreement, dated as of June 4, 2004, between ALLETE, Inc. and ADESA, Inc.

Aircraft Joint Ownership Agreement, dated as of June 4, 2004, between ALLETE, Inc. and ADESA, Inc.

Schedule IV

Applicable Orders

None.

Exhibit C

[Form of Opinion of Kaplan Strangis and Kaplan]

We have acted as special counsel to ALLETE, Inc., a Minnesota corporation, the parent corporation of ADESA, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated June     , 2004 (the “Underwriting Agreement”), between you (the “Underwriters”) and the Company, relating to the sale (a) to you of 6,250,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (b) up to an additional 937,000 shares of Common Stock (the “Option Shares”) at the Underwriters’ option, to cover over-allotments.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This letter is being furnished pursuant to Section 7(a) of the Underwriting Agreement.

In the above capacity, we have reviewed the registration statement on Form S-1 (File No. 333-113499) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and Amendments No. 1 through No. 4 thereto and the order declaring such registration statement effective on June   , 2004 (such registration statement, as so amended and declared effective on June   , 2004, being hereinafter referred to as the “Registration Statement”), and the final prospectus, dated June   , relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus being hereinafter referred to as the “Prospectus”) and such other documents as we deemed appropriate.  The Registration Statement was declared effective under the Securities Act at      p.m., on June   , 2004, and we have been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, in-house counsel for the Company, representatives of the independent accountants of the Company, Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to ALLETE, Inc. and you and Cahill Gordon & Reindel LLP, your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not

C-1

express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom or the exhibits to the Registration Statement).

C-2

Exhibit D

[Form of Opinion of Karen Turner, Esq.]

June 21, 2004

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center
250 Vesey Street
New York, New York 10080

UBS Securities LLC

299 Park Avenue

New York, New York 10171
as Representatives of the several Underwriters listed on Schedule A to the Underwriting Agreement

Re:          ADESA, Inc. Initial Public Offering

Ladies and Gentlemen:

We have acted as special counsel to ALLETE, Inc., a Minnesota corporation (the “Parent”), in connection with the Underwriting Agreement, dated June 15, 2004 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”) and ADESA, Inc., a Delaware corporation (the “Company”), relating to the sale  by the Company to you of (a) 6,250,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (b) up to an additional 937,500 shares of Common Stock (the “Option Shares”) at the Underwriters’ option, to cover over-allotments.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This letter is being furnished pursuant to Section 7(a) of the Underwriting Agreement.

In the above capacity, we have reviewed the registration statement on Form S-1 (File No. 333-113499) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and Amendments No. 1 through No. 4 thereto (such registration statement, as so amended and declared effective on June 15, 2004, being hereinafter referred to as the “Registration Statement”), and the final prospectus, dated June 16, relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus being hereinafter referred to as the “Prospectus”) and such other documents as we deemed appropriate.  The Registration Statement was declared effective under the Securities Act at 2 p.m., on June 15, 2004, and we have been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, the Parent, in-house counsel for the Parent, in-house counsel for the Company, representatives of the independent accountants of the Company, Kaplan, Strangis and Kaplan, P.A., special counsel to ALLETE, Inc., and you and Cahill Gordon & Reindel LLP, your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs 13 and 14 of our opinion to you, dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations under the Securities Act (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom or the exhibits to the Registration Statement) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement).

This letter is furnished only to you as representatives of the Underwriters and is solely for your and the benefit of the other Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Exhibit E

Officers’ Certificate

1.                                       I have reviewed the Registration Statement and the Prospectus.

2.                                       The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.                                       The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.                                       The conditions set forth in paragraphs (f) and (g) of Section 6 of the Underwriting Agreement have been met.

5.                                       The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

E-1